[CYTOGEN LOGO]


COMPANY CONTACT:
Cytogen Corporation
Stacy Shearer
Investor Relations
(609) 750-8289
sshearer@cytogen.com
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                    CYTOGEN CORPORATION ANNOUNCES ISSUANCE OF
                          $20.5 MILLION IN COMMON STOCK

PRINCETON, NJ (NOVEMBER 7, 2003) -- Cytogen Corporation (Nasdaq: CYTO), an oncology-focused biopharmaceutical company, today announced that it sold to certain institutional investors an aggregate of 1,863,637 shares of registered common stock for gross proceeds to the Company of approximately $20.5 million. The purchase price was $11.00 per share and the shares were offered pursuant to the Company's effective shelf registration statement.

Proceeds of the offering will be used primarily for general corporate purposes, including sales, marketing and clinical development of marketed products.

ABOUT CYTOGEN CORPORATION

Cytogen Corporation of Princeton, NJ is a product-driven, oncology-focused biopharmaceutical company. Cytogen markets proprietary and licensed oncology products through its in-house specialty sales force: Quadramet(R) (a skeletal targeting therapeutic radiopharmaceutical for the relief of pain due to bone metastases); ProstaScint(R) (a monoclonal antibody-based imaging agent used to image the extent and spread of prostate cancer); and NMP22(R) BladderChek(TM) (a point-of-care, in vitro diagnostic test for bladder cancer). Cytogen has exclusive U.S. marketing rights to Combidex(R), an ultrasmall superparamagnetic iron oxide contrast agent for magnetic resonance imaging of lymph nodes that is pending clearance by the U.S. Food and Drug Administration. Cytogen's pipeline comprises product candidates at various stages of clinical development, including fully human monoclonal antibodies and cancer vaccines based on PSMA (prostate specific membrane antigen) technology, which was exclusively licensed from Memorial Sloan-Kettering Cancer Center. Cytogen also conducts research in cellular signaling through its AxCell Biosciences research division in Newtown, PA. For more information, please visit the Company's website at www.cytogen.com, which is not part of this press release.

This press release contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Such forward-looking statements involve a number of risks and uncertainties and investors are cautioned not to put any undue reliance on any forward-looking statement. There are a number of important factors that could cause Cytogen's results to differ materially from those indicated by such forward-looking statements. In particular, Cytogen's business is subject to a number of significant risks, which include, but are not limited to, the risk of obtaining the necessary regulatory approvals, the risk of whether products result from development activities, the risk of shifts in the regulatory environment affecting sales of Cytogen's products such as third-party payor reimbursement issues, and the risk associated with Cytogen's dependence on its partners for development of certain projects. Cytogen cannot guarantee that Cytogen will actually achieve the plans, intentions or expectations disclosed in any such forward-looking statements. Cytogen's actual results may differ materially from Cytogen's historical results of operations and those discussed in such forward-looking statements and the risks stated above for various reasons, including, but not limited to, Cytogen's ability to carry out its business and financial plans, to successfully commercialize Quadramet(R), to determine and implement the appropriate strategic initiative for its AxCell Biosciences subsidiary, to fund development necessary for existing products and to pursue new product opportunities, to integrate in-licensed products such as NMP22(R) BladderChek(TM), to establish and successfully complete clinical trials where required for product approval, to obtain foreign regulatory approvals for products and to establish marketing arrangements in countries where approval is obtained, and other factors discussed in Cytogen's Form 10-K for the year ended December 31, 2002, as amended, and from time-to-time in Cytogen's other filings with the Securities and Exchange Commission. Any forward-looking statements made by Cytogen do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments Cytogen may make. Cytogen does not assume, and specifically disclaims, any obligation to update any forward-looking statements, and these statements represent Cytogen's current outlook only as of the date given.

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